Exhibit 10.1

May 23, 2024

Jaguar Health, Inc.

200 Pine Street, Suite 400

San Francisco, CA 94104

Attn: Lisa A. Conte, President & CEO

Dear Ms. Conte:

Reference is made to the At The Market Offering Agreement, dated as of December 10, 2021 (the “ATM Agreement”), between Jaguar Health, Inc. (the “Company”) and Ladenburg Thalmann & Co., Inc. (the “Ladenburg”), as amended by way of letter agreement dated February 2, 2022. This letter (the “Amendment”) constitutes an agreement between the Company and Ladenburg to amend the ATM Agreement as set forth herein. Defined terms that are used but not defined herein shall have the meanings ascribed to such terms in the ATM Agreement.

1.             The defined term “Agreement” in the ATM Agreement is amended to mean the ATM Agreement as amended by this Amendment.

2.             The defined term “Registration Statement” in Section 1 of the ATM Agreement is hereby amended and restated as follows:

““Registration Statement” shall mean the shelf registration statements (File Numbers 333-278861 and 333-261283) on Form S-3, including exhibits and financial statements and any prospectus supplements relating to the Shares that are filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statements pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendments thereto become effective, shall also mean such registration statements as so amended.”

“Base Prospectus” shall mean the sales agreement prospectus contained in the Registration Statements relating to the Shares.

3.             Section 2 of the ATM Agreement is hereby amended and restated as follows:

“2.          Sale and Delivery of Shares. The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, from time to time during the term of this Agreement and on the terms set forth herein, shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”), from time to time during the term of this Agreement and on the terms set forth herein; provided, however, that in no event shall the Company issue or sell through the Manager such number of Shares that (a) exceeds the number or dollar amount of shares of Common Stock registered on the Registration Statement, pursuant to which the offering is being made, less the dollar amount of securities issued under the Registration Statement prior to the date of this Agreement, (b) exceeds the number of authorized but unissued shares of Common Stock (less the number of shares of Common Stock issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), or (c) would cause the Company or the offering of the Shares to not satisfy the eligibility and transaction requirements for use of Form S-3, including, if applicable, General Instruction I.B.6 of Registration Statement on Form S-3 (the lesser of (a), (b) and (c), the “Maximum Amount”).”

4.            Section 3(f) of the ATM Agreement is hereby amended and restated as follows:

Issuance of Shares. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The issuance by the Company of the Shares has been registered under the Act and all of the Shares are freely transferable and tradable by the purchasers thereof without restriction (other than any restrictions arising solely from an act or omission of such a purchaser). The Shares are being issued pursuant to the Registration Statement and the issuance of the Shares has been registered by the Company under the Act. The “Plan of Distribution” section within the Registration Statement permits the issuance and sale of the Shares as contemplated by this Agreement. Upon receipt of the Shares, the purchasers of such Shares will have good and marketable title to such Shares and the Shares will be freely tradable on the Trading Market.

5.             The Company and Ladenburg hereby agree that the date of this Amendment shall be a Representation Date under the ATM Agreement (provided, however, that the deliverables under Section 4(m) of the ATM Agreement shall not be required on the date of this Amendment) and the Company shall file the Base Prospectus with the Commission on the date hereof.

6.             In connection with the amendments to the ATM Agreement set forth herein, the Company shall reimburse Ladenburg for the fees and expenses of Ladenburg’s counsel in an amount not to exceed $10,000, which shall be paid on the date hereof, such amount to be inclusive of the expenses incurred in the due diligence session with respect to the Representation Date hereof.

7.             Except as expressly set forth herein, all of the terms and conditions of the ATM Agreement shall continue in full force and effect after the execution of this Amendment and shall not be in any way changed, modified or superseded by the terms set forth herein.

8.             This Amendment may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by the Company and Ladenburg, please sign in the space provided below, whereupon this Amendment shall constitute a binding amendment to the ATM Agreement as of the date indicated above.

Very truly yours,

LADENBURG THALMANN & CO., INC.

By:	/s/ Nicholas Stergis
Name:	Nicholas Stergis
Title:	Managing Director Investment Banking

Accepted and Agreed:

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
Name:	Lisa A. Conte
Title:	President & Chief Executive Officer

[SIGNATURE PAGE TO JAGX AMENDMENT TO

ATM AGREEMENT]